SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2016

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 24, 2016, Waste Management, Inc. (the “Company”) and certain of its subsidiaries executed the C$509,500,000 Credit Facilities Amended and Restated Credit Agreement by and among Waste Management of Canada Corporation and WM Quebec Inc. (collectively, the “Borrowers”), Waste Management, Inc. and Waste Management Holdings, Inc., as guarantors, The Bank of Nova Scotia, as administrative agent, JPMorgan Chase Bank, N.A., Bank of America, N.A. and PNC Bank Canada Branch, as co-syndication agents, The Bank of Nova Scotia, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as joint lead arrangers and joint bookrunners and the Lenders from time to time party thereto (the “Amended and Restated Credit Agreement”). The Borrowers are wholly-owned subsidiaries of the Company. The Company and Waste Management Holdings, Inc., another wholly-owned subsidiary of the Company, guarantee all of the Borrowers’ obligations under the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement (a) extended the maturity of the prior Canadian credit agreement to March 24, 2019; (b) reduced the revolving credit available from C$150 million to C$50 million (the “Revolving Credit”); (c) amended the amount of the term credit to C$459.5 million (the “Term Credit”), with an accordion available in the amount of up to C$150 million and (d) further aligned key terms and conditions with the Company’s $2.25 Billion Third Amended and Restated Revolving Credit Agreement (the “U.S. Facility”).

Prior to closing, there were no revolving borrowings and no letters of credit outstanding and a balance of C$89.5 million remaining on the C$500 million term credit originally provided under the prior Canadian credit agreement. Upon closing, the Borrowers drew the entire Term Credit to refinance the existing indebtedness owing under the prior Canadian credit agreement and to refinance C$370 million of existing intercompany debt. The Borrowers intend to use proceeds from the Revolving Credit, if any, to finance the general corporate requirements of the Borrowers and their subsidiaries.

Under the Amended and Restated Credit Agreement, the Borrowers are required to pay (a) a standby fee on the daily unadvanced portion of the Revolving Credit in an amount ranging from 0.07% to 0.20% (the “Standby Fee”) and (b) letter of credit fees in an amount ranging from 0.875% to 1.5% of outstanding letters of credit, if any, issued under the agreement (the “L/C Fee”). Revolving Credit and Term Credit borrowings will bear interest at either (x) the Prime Rate or Base Rate (as defined in the Amended and Restated Credit Agreement), plus a spread ranging from 0.07% to 0.50% per annum or (y) the Eurodollar London Interbank Offered Rate (“LIBOR”) for the applicable interest period, plus a spread ranging from 0.875% to 1.5% per annum. Based on the Company’s current senior public debt ratings, the Standby Fee is 0.10% per annum, the L/C Fee is 1.1% per annum, the spread applicable to Prime Rate and Base Rate loans is 0.10% per annum and the spread applicable to LIBOR advances is 1.1% per annum.

The Amended and Restated Credit Agreement contains customary representations and warranties and affirmative and negative covenants that substantially mirror the U.S. Facility. The Amended and Restated Credit Agreement requires the Company to maintain a minimum interest coverage ratio and a maximum total debt to consolidated earnings before interest, taxes and depreciation and amortization (“EBITDA”) ratio. The interest coverage covenant requires that the ratio of the Company’s consolidated earnings before interest and taxes (or EBIT) for the preceding four fiscal quarters to its consolidated total interest expense for such period shall not be less than 2.75 to 1. The total debt to EBTIDA covenant requires that the ratio of the Company’s total debt to its EBITDA for the preceding four fiscal quarters will not be more than 3.5 to 1. The calculation of all components used in the covenants are as defined in the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement contains certain restrictions on the ability of the Company’s subsidiaries to incur additional indebtedness as well as restrictions on the ability of the Company and its subsidiaries to, among other things, incur liens; engage in sale-leaseback transactions; make certain investments; and engage in mergers and consolidations.

The Amended and Restated Credit Agreement contains customary events of default that also substantially mirror the U.S. Facility, including nonpayment of principal when due; nonpayment of interest, fees or other amounts after a stated grace period; inaccuracy of representations and warranties; violations of covenants, subject in certain cases to negotiated grace periods; certain bankruptcies and liquidations; a cross-default of more than $75 million; certain unsatisfied judgments of more than $50 million; certain ERISA-related events; a change in control of the Company (as specified in the Amended and Restated Credit Agreement); and in the case that either of the Borrowers ceases to be wholly-owned by the Company. If an event of default occurs and is continuing, the Borrowers may be required to repay all amounts outstanding under the Amended and Restated Credit Agreement and cash-collateralize any outstanding letters of credit supported by the Amended and Restated Credit Agreement. Lenders that hold a minimum of 50.1% of the commitments under the Amended and Restated Credit Agreement may elect to accelerate the maturity of all amounts due upon the occurrence and during the continuation of an event of default.

Several of the Lenders that are party to the Amended and Restated Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The Amended and Restated Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The above description of the Amended and Restated Credit Agreement is not complete and is qualified in its entirety by reference to the exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1:	C$509,500,000 Credit Facilities Amended and Restated Credit Agreement by and among Waste Management of Canada Corporation and WM Quebec Inc., as borrowers, Waste Management, Inc. and Waste Management Holdings, Inc., as guarantors, The Bank of Nova Scotia, as administrative agent, JPMorgan Chase Bank, N.A., Bank of America, N.A. and PNC Bank Canada Branch, as co-syndication agents, The Bank of Nova Scotia, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as joint lead arrangers and joint bookrunners and the Lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: March 29, 2016	By:	/s/ Courtney A. Tippy
Courtney A. Tippy
Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	C$509,500,000 Credit Facilities Amended and Restated Credit Agreement by and among Waste Management of Canada Corporation and WM Quebec Inc., as borrowers, Waste Management, Inc. and Waste Management Holdings, Inc., as guarantors, The Bank of Nova Scotia, as administrative agent, JPMorgan Chase Bank, N.A., Bank of America, N.A. and PNC Bank Canada Branch, as co-syndication agents, The Bank of Nova Scotia, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as joint lead arrangers and joint bookrunners and the Lenders from time to time party thereto.

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